Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
Barbara Lindheim	Stephen Gendel
(800) 987-8256	(212) 918-4650
info@peregrineinc.com

PEREGRINE PHARMACEUTICALS REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER FY 2007

TUSTIN, Calif., September 11, 2006 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a biopharmaceutical company with a portfolio of innovative, clinical-stage product candidates for the treatment of hepatitis C infection (HCV) and cancer, today announced financial results for the first quarter of fiscal year 2007 ended July 31, 2006. The company reported a consolidated net loss of $5,457,000, or $0.03 per basic and diluted share, compared to a consolidated net loss of $4,339,000 or $0.03 per basic and diluted share for the same prior year period.

Total revenues for the current quarter were $421,000 versus $208,000 for the comparable quarter last year. Avid Bioservices, the company’s wholly owned contract manufacturing subsidiary, contributed $398,000 in contract manufacturing revenues versus $189,000 recorded in the similar prior year period.

“The first quarter was a strong start to the new fiscal year, as we made continued positive progress in our key clinical programs,” said Steven W. King, president and CEO of Peregrine. “We reported positive top-line safety data from our Phase la trial of bavituximab in HCV patients, a key milestone for an innovative first-in-class agent. Even more exciting was data from the study indicating that bavituximab showed promising signs of anti-viral activity, despite the fact that the drug was only administered as a single dose. The potential importance of bavituximab as a new therapeutic approach for HCV was highlighted by the fact that the full study results were selected for oral presentation at the plenary session of a leading scientific liver disease meeting scheduled for late October. The HCV Phase Ib repeat dose study is also proceeding well, and we are on track to complete patient enrollment by calendar year end. During the quarter we also began planning combination therapy trials with current HCV treatments which we plan to begin later this year.”

Mr. King continued, “Today we also announced a major development in the bavituximab cancer program - we will soon be initiating a trial in India of bavituximab in combination with chemotherapy. We expect this study will enable us to accelerate our overall development timelines for the program. Since bavituximab has shown exceptional promise preclinically when used in combination with a number of chemotherapy regimens, we are especially pleased to announce this development in the cancer clinical program. This new clinical trial is designed to complement the ongoing U.S. Phase I trial in which bavituximab is administered as a single agent. In addition to the bavituximab efforts, we are continuing our collaboration with NABTT for the Cotara brain cancer program while making plans to initiate a separate safety and efficacy trial by early next year.”

Total costs and expenses increased $1,599,000 to $6,212,000 for the 2007 first quarter from $4,613,000 for the same quarter last year. The increase in total expenses was due to an increase in research and development expenses associated with the positive advancement of the company’s clinical and preclinical product candidates, as well as a small increase in selling, general and administrative expenses.

Mr. King concluded, “We strengthened the company’s financial position during the quarter, with the infusion of $13 million in new equity at favorable terms. These resources will enable us to continue to generate data from our current three independent clinical programs, which give us multiple opportunities for success and which we anticipate should be a key value driver for the company during fiscal year 2007. We also will use these resources to progress priority preclinical candidates and to initiate additional clinical programs, further strengthening and diversifying the value of our product portfolio.”

Interest and other income increased $273,000 during the current quarter over the prior year quarter. At July 31, 2006, the company had $28,500,000 in cash and cash equivalents, compared to $17,182,000 at fiscal year end April 30, 2006.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical trials in cancer and HCV infection with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com. .

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that bavituximab's safety profile in a repeat dose trial or in a combination therapy trial will not be at the same safety level as was found in the phase Ia trial, the risk that the results of future trials will not correlate to the results from the phase Ia trial, the risk that bavituximab will not be as well tolerated at ascending doses or show promising results in other viral indications and the risk that results of human studies using bavituximab plus radiation or chemotherapy will not correlate to the results of the preclinical studies. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

--Tables to Follow—

PEREGRINE PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	July 31, 2006	July 31, 2005
	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$398,000	$189,000
License revenue	23,000	19,000
Total revenues	421,000	208,000

COSTS AND EXPENSES:
Cost of contract manufacturing	530,000	304,000
Research and development	4,041,000	2,792,000
Selling, general and administrative	1,641,000	1,517,000
Total costs and expenses	6,212,000	4,613,000

LOSS FROM OPERATIONS	(5,791,000)	(4,405,000)

OTHER INCOME (EXPENSE):
Interest and other income	349,000	76,000
Interest and other expense	(15,000)	(10,000)

NET LOSS	$(5,457,000)	$(4,339,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	184,108,083	160,035,717

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.03)

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PEREGRINE PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

	JULY 31, 2006	APRIL 30, 2006
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,500,000	$17,182,000
Trade and other receivables, net of allowance for doubtful accounts of $20,000 (July 2006)	262,000	579,000
Inventories	971,000	885,000
Prepaid expenses and other current assets	1,127,000	1,466,000

Total current assets	30,860,000	20,112,000

PROPERTY:
Leasehold improvements	640,000	618,000
Laboratory equipment	3,468,000	3,444,000
Furniture, fixtures and office equipment	666,000	666,000

	4,774,000	4,728,000
Less accumulated depreciation and amortization	(2,937,000)	(2,822,000)

Property, net	1,837,000	1,906,000

Other assets	658,000	658,000

TOTAL ASSETS	$33,355,000	$22,676,000

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PEREGRINE PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

	JULY 31, 2006	APRIL 30, 2006
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,148,000	$1,233,000
Accrued clinical trial site fees	151,000	170,000
Accrued legal and accounting fees	135,000	250,000
Accrued royalties and license fees	153,000	138,000
Accrued payroll and related costs	624,000	850,000
Notes payable, current portion	436,000	429,000
Capital lease obligation, current portion	15,000	15,000
Deferred revenue	317,000	563,000
Other current liabilities	940,000	836,000

Total current liabilities	3,919,000	4,484,000

Notes payable, less current portion	386,000	498,000
Capital lease obligation, less current portion	43,000	47,000
Deferred license revenue	17,000	21,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 250,000,000 shares; outstanding - 193,528,766 and 179,382,191, respectively	193,000	179,000
Additional paid-in capital	221,118,000	204,546,000
Deferred stock compensation	-	(235,000)
Accumulated deficit	(192,321,000)	(186,864,000)

Total stockholders' equity	28,990,000	17,626,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,355,000	$22,676,000

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